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                          [PRICE WATERHOUSE LETTERHEAD]



June 20, 1994                                                       Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 7, 1994, which appears on page 79 of the 1993 Annual Report to Shareholders of United Asset Management Corporation, which is incorporated by reference in United Asset Management Corporation's Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page F-1 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in this Registration Statement on Form S-8.




PRICE WATERHOUSE



JONR/UAM/AL1